UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2010

HERCULES OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

9 Greenway Plaza, Suite 2200
Houston, Texas	77046

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 350-5100

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure
     Hercules Offshore, Inc. (the “Company”) has been advised by one if its customers, Chevron USA (“Customer”), that they believe actions taken by the Department of Interior (“DOI”) and the Bureau of Ocean Energy Management (“BOE”), the DOI agency formerly known as the Minerals Management Service, including the issuance of new rules and prerequisites to the issuance of permits by the BOE, prevent the continuation of operations of the Hercules 120 by force majeure, effective June 23, 2010, which could lead the Customer to attempt to terminate the contract covering the operations for the Hercules 120 and pay a reduced standby dayrate until such time. The Company is engaged in discussions with the Customer in an attempt to seek a commercial resolution. If such attempts are ultimately unsuccessful, the Company will, at that time, determine whether to pursue its contractual and legal rights and remedies. The Customer currently operates two additional rigs owned by the Company, the Hercules 173 and the Hercules 350, which were not subject to the notice of force majeure.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.
Date: June 28, 2010	By:	/s/ James W. Noe
James W. Noe
Senior Vice President, General Counsel and Chief Compliance Officer